GENTOR REPORTS LONGEST MOLY INTERCEPT TO-DATE

 AT ITS IDAHO MOLY-TUNGSTEN-SILVER PROJECT

 Results include 1,586 ft grading 0.135% MoS2, including intercepts of

475 ft grading 0.247% MoS2, .021%W, .085% Cu and .095 oz/ton Ag and 30 ft grading 0.819 % MoS2, and .33 oz/ton Ag

Patterson, Idaho – April 17, 2008 – GENTOR RESOURCES, INC. (“Gentor” or the "Company") (OTCBB - "GNTO") is pleased to report assay results for an additional three drill holes at its IMA Mine molybdenum-tungsten-silver project in Patterson, Idaho.

Hole 27 (Azimuth 245o, dip -45 o) is a step-out hole drilled from a new site constructed 1400 feet north-east of the D level portal (collar location of holes 21, 23 and 26, 28 and 29).  Drill results extend the known molybdenum mineralization easterly for an additional 800 feet.  The hole penetrated 949 feet of overlying meta-sediments (with some inter-fingerings of granite) before hitting the main granitic intrusive, and bottomed in granite at 2,535 feet, the depth limit of the drill.  The granite intercept was mineralized through-out and averaged .135% MoS2 over the 1,586 feet.

Significant intervals within the 1,586 foot mineralized section of Hole 27 include:

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1161.8 feet (1259 ft - 2420.8 ft) averaging 0.168%MoS2, .0144%W, .057% Cu and .095 oz/ton Ag;

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475 feet (1490 ft – 1965 ft)’ grading 0.247% MoS2, .021%W, .085% Cu and .095 oz/ton Ag;

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21.2 feet (1640.6 ft - 1619.4 ft) grading 0.759% MoS2, .074%W, and .227 oz/ton Ag;

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30 feet (1810 ft – 1840 ft) grading 0.819% MoS2 and .33 oz/ton Ag; and

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20 feet (1945 ft – 1965 ft) grading 0.746% MoS2.

Hole 25 was the most westerly hole drilled from the zero level portal, (Azimuth 291o, dip -45o) to a depth of 2139.5 feet. Although mineralized over the entire length in granite of 1415.9 feet, the grade of 0.044% MoS2 indicates probable proximity to the western boundary of the zone.

Significant intercepts within Hole 25 include:

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235 feet (720 ft – 955 ft) grading 0.081% MoS2; and

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25 feet (1955 ft – 1980 ft) grading 0.250% MoS2.

Hole 26A was drilled from the D level portal, (Azimuth 277o, dip -68 o) to a total depth of 2,140 feet.  It was also mineralized over the entire length of the granite (1,030 feet) and graded 0.071% MoS2.

Significant intercepts within the 1,030 intercept include:

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40 feet (1365 ft – 1405 ft) grading 0.364% MoS2, 0.05% W, and 0.321 oz/ton Ag;

Two quartz veins in the over-lying meta-sediments assayed as follows:

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10.5 feet (374 ft – 384.5 ft) grading 0.235% MoS2, 0.091% W, 0.057% Cu, 0.450% Pb, 0.03% Zn and 0.471 oz/ton Ag; and

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6.5 feet (570 ft – 576.5 ft) grading 0.055% MoS2, 1.04% W, .194% Cu, 0.507% Pb, 0.693% Zn and 1.487 oz/ton Ag.

Molybdenum mineralization has been identified in all holes drilled to date. A plan of the location and orientation of drill holes is found accompanying this press release on the Company's web site at http://www.gentorresources.com/i/pdf/2008-04-17_NRM.pdf.

All drill core is logged and cut in half with diamond saws. One half is bagged and shipped to one of two certified labs (ALS Chemex and SGS Labs) in Elko, NV, while the other half is archived and stored on site. For QC/QA purposes standards and blanks are randomly inserted into the sample stream. Selected samples are sent to the second lab for verification assaying. The construction of a secure core logging/sawing/storage facility on patented ground optioned by the company, completed during February 2008, is an integral part of the QC/QA program.

Qualified Person

L. Joseph Bardswich (P. Eng.), the Company's President and Chief Executive Officer, is the "qualified person" responsible for the preparation of the technical information in this release.

Gentor Resources, Inc. is a US-based mineral exploration and development company whose projects include the IMA Mine molybdenum-tungsten-silver property in Idaho and the prospective Delmoe Lake gold project in Montana. The Company's strategy is to create shareholder value by acquiring and developing highly prospective mineral properties in the United States and internationally.

For further information visit our website at www.gentorresources.com or contact L.J. Bardswich, President and CEO, at (406) 287-3046.

Cautionary Notes

The exploration results for the IMA Mine reported in this news release are based on data from sources believed by the Company to be reliable. This information is referred to only to indicate the results of the exploration on the IMA Mine and is relevant only to the extent it indicates the presence of mineralization. However, there is no certainty that exploration of the IMA Mine will achieve results which are consistent with the exploration results identified in this news release.

This news release contains certain statements that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans" "anticipates", "believes", "understands", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions.